EXHIBIT 99.1
                                                                January 28, 1999


FOR IMMEDIATE RELEASE

                      TEI SHAREHOLDERS APPROVE TRANSACTION

      Houston, Texas - TEI, Inc. (Nasdaq: "TANK") announced today that its shareholders have approved the combination of TEI with three financial services companies under a new public holding company - Pinnacle Global Group, Inc. TEI said the transaction will close tomorrow, when shares of Pinnacle, the resulting new company, will begin trading on the Nasdaq National Market under the symbol "PING."

      Joining TEI in the combined enterprise are Harris Webb & Garrison, Inc., a full service regional investment banking, retail brokerage and financial services firm serving the southwestern United States, Pinnacle Management & Trust Company, a state chartered trust company and investment management firm with over $470 million of assets under management, and Spires Financial, L.P., a regional investment banking and brokerage services firm specializing in fixed income securities and whole loan and loan servicing transactions. The primary assets of TEI, which sold most of its operations over the last three years, are cash and short-term investments of approximately $29 million. TEI's lone remaining operating unit treats, recycles and handles wastewater, waste oil and other non-hazardous wastes for commercial and industrial waste generators.

      As a result of the transaction, Pinnacle will have 7,125,293 common shares outstanding. Just over 50% of Pinnacle's outstanding shares are being issued to TEI's shareholders in exchange for their TEI shares, and slightly less than 50%, or 3,562,500 shares, are being issued to the owners of the three financial services firms. The share exchange ratios used in the combination are effectively resulting in a one-for-four reverse split of TEI's previously outstanding shares.

      "We expect the trends contributing to the recent growth in the financial markets to continue," said Titus H. Harris, Jr., Pinnacle's new chairman. "Combining three respected and well managed financial services firms and giving them access to TEI's liquid resources should position Pinnacle to capitalize on those trends," he added.

      "The focus of Pinnacle going forward will clearly be financial services," said Donald R. Campbell, TEI's current President, in announcing completion of the deal. "While Pinnacle is continuing its liquid waste business, it remains unprofitable, and the new Pinnacle board will evaluate alternatives for the business, including its possible sale," continued Campbell.

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      Pinnacle's new board of directors will include six current TEI directors and six designees of the financial services companies. Donald R. Campbell, Tony Coelho, W. Blair Waltrip, James H. Greer, T.G. Bogle and T. Craig Benson will join the board from TEI. The other Pinnacle directors, Peter W. Badger, Sean Dobson, Robert E. Garrison II, Titus H. Harris, Jr., Stephen M. Reckling and Richard C. Webb are all associated with one or more of the financial services companies.

      Effective immediately, Titus H. Harris, Jr., current Chief Executive Officer of Harris Webb & Garrison, Inc., will become Pinnacle's Chairman of the Board, and Robert E. Garrison II, current Chairman and Chief Executive Officer of Pinnacle Management & Trust Company, will become its President and Chief Executive Officer. Donald R. Campbell, TEI's current President, will become Vice-Chairman of Pinnacle.

      Pinnacle believes that strong regional name recognition in the financial services industry, an experienced management team and the financial strength resulting from the combination will enable Pinnacle to compete effectively in the industry. Pinnacle also expects to benefit from cross selling opportunities among the combining financial service firms.

      This press release contains certain forward-looking statements under federal securities laws, including statements regarding Pinnacle Global Group, Inc.'s expected future business and prospects. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in Pinnacle's and TEI, Inc.'s Proxy Statement/Prospectus dated December 31, 1998 beginning on Page 14, which discussion is incorporated herein by reference.

Contact: Joy M. Randall, Manager Investor Relations and Corporate Development for Pinnacle Global Group, Inc., (713) 993-4610.

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